EXHIBIT 5.1

[LKP GLOBAL LAW, LLP – LETTERHEAD]

May 25, 2017

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

Re:	Akoustis Technologies Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Akoustis Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale by the Company’s stockholders of up to 3,397,536 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of 2,855,000 issued and outstanding shares of Common Stock (the “Outstanding Shares”), up to 251,536 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of Common Stock purchase warrants (the “Warrants”), and up to 291,000 shares of Common Stock that may become issuable pursuant to a price-protected anti-dilution provision set forth in the Subscription Agreements by and between the Company and the stockholders that is applicable to 2,805,000 of the 2,855,000 issued and outstanding shares referenced above (the “Price-protected Anti-dilution Shares” and together with the Outstanding Shares, the Warrants and the Warrant Shares, collectively, the “Securities”). This opinion is provided pursuant to the requirements of Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K of the Commission.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company; and (d) that the Outstanding Shares, Warrants Shares and the Price-protected Anti-dilution Shares will be sold as described in the Registration Statement. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

Akoustis Technologies, Inc.

May 25, 2017

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Outstanding Shares are validly issued, fully paid and non-assessable.

2.	The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the respective Common Stock purchase warrants, will be validly issued, fully paid and non-assessable.

3.

The Price-protected Anti-dilution Shares, that may become issuable pursuant to the price-protected anti-dilution provision will, when issued and delivered in connection with the application of the price-protected anti-dilution provisions, be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LKP Global Law, LLP
LKP Global Law, LLP